CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 15, 2019, relating to the financial statements and financial highlights of Diamond Hill Financial Long-Short Fund and Diamond Hill Research Opportunities Fund, for the year ended December 31, 2018, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus.

Cohen & Company, Ltd.
Cleveland, Ohio
March 4, 2019